Exhibit 21




HomeFed Corporation List of Subsidiaries



                                                  State of Incorporation/
Name                                                 Organization
----                                                 ------------

Bird Ranch Development Company, LLC                  Delaware
CDS Devco                                            California
CDS Holding Corporation                              Delaware
Flat Rock Land Company, LLC                          Delaware
HomeFed Communities, Inc.                            California
HomeFed Communities LLC                              Delaware
HomeFed Realty, Inc.                                 California
HomeFed Resources, Inc.                              California
Paradise Valley LLC                                  Delaware
Paradise Valley Communities No.1                     California
Otay Land Company, LLC                               Delaware
Otay Valley Development Company, LLC                 Delaware
Northfork Communities                                California
Rampage Vineyard, LLC                                Delaware
SEH F1, LLC                                          Delaware
San Elijo Hills Construction Company                 California
San Elijo Hills Development Company, LLC             Delaware
San Elijo Hills Town Center, LLC                     Delaware
San Elijo Ranch, Inc.                                California